UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2016

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 6700, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2016, Halcón Resources Corporation (the “Company”), each of the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”) entered into (i) a First Supplemental Indenture (the “8.625% Second Lien Note Supplemental Indenture”) to that certain Indenture, dated as of May 1, 2015, by and among the Company, each of the guarantors named therein and the Trustee (as previously amended, modified, or otherwise supplemented from time to time, the “8.625% Second Lien Note Indenture”) with respect to the Company’s 8.625% Senior Secured Notes due 2020 (the “8.625% Second Lien Notes”) and (ii) a First Supplemental Indenture (the “12.0% Second Lien Note Supplemental Indenture” and, together with the 8.625% Second Lien Note Supplemental Indenture, the “Second Lien Note Supplemental Indentures”) to that certain Indenture, dated as of December 21, 2015, by and among the Company, each of the guarantors named therein and the Trustee (as previously amended, modified, or otherwise supplemented from time to time, the “12.0% Second Lien Note Indenture” and, together with the 8.625% Second Lien Note Indenture, the “Second Lien Note Indentures”) with respect to the Company’s 12.0% Second Lien Senior Secured Notes due 2022 (the “12.0% Second Lien Notes” and, together with the 8.625% Second Lien Notes, the “Second Lien Notes”).  The Second Lien Note Supplemental Indentures amend the Second Lien Note Indentures to modify the incurrence of indebtedness, lien and restricted payments covenants.  The amendments contained in the Second Lien Note Supplemental Indentures required the consent of the holders of at least a majority of the aggregate principal amount of each series of outstanding Second Lien Notes, which was obtained through a consent solicitation.  The Second Lien Note Supplemental Indentures became operative upon the consummation of the consent solicitation on September 30, 2016.

Pursuant to the terms and subject to the conditions set forth in the consent solicitation statement previously distributed to holders of record of the Second Lien Notes as of September 13, 2016, the consent fee for holders of each series of Second Lien Notes who consented to the amendments contained in the applicable Second Lien Note Supplemental Indenture was equal to $12.50 in cash for each $1,000 in principal amount of such consenting holder’s Second Lien Notes.  The Company paid an aggregate consent fee of approximately $10 million.

The foregoing descriptions of the Second Lien Note Supplemental Indentures are qualified in their entirety by reference to the full text of the Second Lien Note Supplemental Indentures, which are attached hereto as Exhibit 4.1 and Exhibit 4.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
4.1

First Supplemental Indenture dated as of September 28, 2016, by and among Halcón Resources Corporation, the parties named therein as subsidiary guarantors, and U.S. Bank National Association, as Trustee, relating to the 8.625% Senior Secured Notes due 2020.

4.2

First Supplemental Indenture dated as of September 28, 2016, by and among Halcón Resources Corporation, the parties named therein as subsidiary guarantors, and U.S. Bank National Association, as Trustee, relating to the 12.0% Second Lien Senior Secured Notes due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halcón Resources Corporation

September 30, 2016	By:	/s/ Mark J. Mize
		Name:	Mark J. Mize
		Title:	Executive Vice President, Chief Financial Officer
and Treasurer

Exhibit Index

Exhibit Number	Description of Exhibit
4.1

First Supplemental Indenture dated as of September 28, 2016, by and among Halcón Resources Corporation, the parties named therein as subsidiary guarantors, and U.S. Bank National Association, as Trustee, relating to the 8.625% Senior Secured Notes due 2020.

4.2

First Supplemental Indenture dated as of September 28, 2016, by and among Halcón Resources Corporation, the parties named therein as subsidiary guarantors, and U.S. Bank National Association, as Trustee, relating to the 12.0% Second Lien Senior Secured Notes due 2022.